49


                              TRADEMARK AGREEMENT
                              -------------------


THIS TRADEMARK AGREEMENT dated as of the _____ day of ___________, 1998 is by and between RALSTON PURINA COMPANY, a corporation organized under the laws of the state of Missouri, having its principal office at Checkerboard Square, St. Louis, Missouri 63164 (hereinafter "RPCo.") and AGRIBRANDS INTERNATIONAL, INC., a corporation organized under the laws of the state of Missouri having its principal office at 9811 South Forty Drive, St. Louis, Missouri 63124 (hereinafter "Agribrands").

                                  WITNESSETH:
                                  -----------

WHEREAS, the parties have entered into an Agreement And Plan Of Reorganization of even date herewith; and

WHEREAS, pursuant to said Agreement And Plan Of Reorganization, the parties have agreed to transfer certain trademarks and other intellectual-property assets to Agribrands or one or more of its subsidiaries and to license other such assets to Agribrands, and/or one or more of such subsidiaries;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:
I.          Definitions
            -----------

 (a.)          Affiliates
               ----------

     Hereunder, an "Affiliate" of, or person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified.

(b.)          Agri  Business
              --------------

     Hereunder, "Agri Business" shall mean a business or portion of a business devoted directly and specifically to the care and nutrition of horses (whether or not agricultural), laboratory or zoo animals (but not including pet products sold to such institutions) and agricultural animals (whether terrestrial, aquatic or aviary), including by way of illustration, but not limitation, commercial livestock; commercial poultry; fish, reptiles or shellfish raised in commercial aquaculture facilities; rabbits raised for commercial purposes; animals raised for fur; wild or game birds; and services for the care and feeding of such animals.

(c.)          Closing
              -------

     Hereunder, "Closing" shall have the same meaning as Distribution Date in the Agreement and Plan of Reorganization.

(c-1)          Control
               -------

     Hereunder, "Control"  shall mean the ability in fact to effect or prevent
     -------------------------------------------------------------------------
the action of a legal person, whether such ability may be exercised by (I) the
------------------------------------------------------------------------------
direct or indirect ownership of voting securities; (ii) the direct or indirect
------------------------------------------------------------------------------
ownership  of an interest in an unincorporated legal person; (iii) contract or
------------------------------------------------------------------------------
other  arrangement;  or  (iv)  otherwise.
-----------------------------------------

(c-2)          Group
               -----

     Hereunder,  "Group"  shall  mean  Oldco  or  Newco.

(d.)          Newco
              -----

     Hereunder, "Newco" shall mean Agribrands and any and all subsidiaries or controlled affiliates of Agribrands . "Newco" shall not, however, include Ralston Purina Company (hereinafter RPCo.) and any of its affiliates whose shares will be owned, whether directly or indirectly, by RPCo. following Closing.

(e.)          Newco  Territory
              ----------------

     Hereunder, "Newco Territory" shall mean all jurisdictions outside The United States of America, its territories, possessions and facilities of its armed forces. "Newco Territory" shall, however, include Puerto Rico.

(f.)          Oldco
              -----

     Hereunder, "Oldco" shall mean RPCo. and any and all of its affiliates whose shares it will directly or indirectly own following Closing.

     (g.)          Trademarks
                   ----------

Hereunder, "Trademark" shall include trademarks, service marks, trade dress, and copyrights; however, "trademark" shall mean only a word, symbol or device registrable as a trademark or service mark.




(h.)          Trade  Names
              ------------
     Hereunder, "trade name" shall mean corporate name and/or other business name including, but not limited to, names of corporations, partnerships and joint ventures.

(i.)          Oldco  Territory
              ----------------
     Hereunder, "Oldco Territory" shall mean any and all jurisdictions and geographical areas outside the Newco Territory.

2.          Trademarks
            ----------

(a.)          Assignments
              -----------

(i.)       At Closing, or at such date or dates thereafter as Newco may elect,
Oldco will assign to Newco, all of Oldco's rights in the Newco Territory in Trademarks which are exclusively associated with RPCo.'s and its Affiliates' Agri Business. Registrations and applications to register trademarks to be so assigned are listed on Schedule 2(a) (I). Oldco will also assign to Newco its rights in certain other trademarks which are also listed on Schedule 2 (a)
(i).

(ii.)          Except  for  marks  listed  on  Schedule  2(a)  (i),
at Closing or at such other date or dates as Oldco may elect, Newco will assign to Oldco all of Newco's rights in Trademarks which are exclusively associated with businesses other than Agri Businesses. Registrations and applications to register trademarks to be so assigned are listed in Schedule 2(a)(ii).

(iii.)          Anything  in  this  Trademark  Agreement  to  the  contrary notwithstanding, Oldco will not assign to Newco any Trademark consisting of or containing the words PURINA, RALSTON, CHOW, CHECKERBOARD, DAMIER or other word meaning "Checkerboard", the 9-Square or other Checkerboard designs, or any Trademark consisting of or containing any Trademark now owned by any non-Agri Business subsidiary or affiliate of RPCo or any Trademarks confusingly similar to any of the Trademarks enumerated in this Subparagraph 2 (a) (iii). To the extent any such Trademark is currently owned by Newco, it will be assigned to Oldco or cancelled on or before Closing.

(iv.) All assignments contemplated by this Trademark Agreement will be on a quitclaim basis. The assignee will assume all limitations, undertakings and liabilities related to such assigned Trademarks, including, but not limited to, limitations in contracts relating to such Trademarks entered into by the assignor and binding upon its successors and/or assigns.

(v.)        With respect to Trademarks to be assigned from RPCo. to Agribrands hereunder, RPCo. will deliver to Agribrands at Closing, a beneficial, multi-country assignment of such Trademarks. RPCo. shall promptly execute and return to Agribrands one or more country-specific assignments of such Trademarks prepared by Agribrands and delivered to RPCo. for such purpose.

(vi.)           With respect to Trademarks to be assigned from an Affiliate of
Agribrands to RPCo. or to an Affiliate of RPCo., or from an Affiliate of RPCo. to Agribrands or to an Affiliate of Agribrands pursuant to this Trademark Agreement; the Assignor of any such Trademarks shall promptly execute and return to the assignee one or more country-specific assignments of such Trademarks, prepared by the assignee and delivered to the assignor for such purpose.

(vii.) Trademarks which are obligated to be assigned hereunder, but which are not assigned at Closing, will be maintained by their putative assignor for the benefit of the person to whom they are obligated to be assigned as such person shall direct; however, the putative assignee shall reimburse the putative assignor for all out-of-pocket expenses incurred for such maintenance.

(viii.) If for any reason a Trademark otherwise required to be assigned to Newco in the Agri-Business field cannot be assigned without also assigning rights used in or associated with Oldco-related businesses, such Trademark shall not be assigned; however, to the extent feasible, Oldco shall add such Trademarks to the License Agreement referred to in Subparagraph 2(b) hereinbelow.

(b.)          License  Agreement
              ------------------

(i.)      At Closing, the parties will execute the Trademark License Agreement in  Schedule  2(b)  (i)  attached hereto and incorporated by reference herein.

(ii) The parties agree to enter into or to cause to be entered into such country-specific licenses or sublicenses, consistent with the Trademark License Agreement, as may be reasonably required to record Newco's or its sublicensees status as licensee or sublicensee.

(c.)            Cost  of  Recordation
                ---------------------

     Except as provided in Subparagraph 2(a) (vii) hereinabove, Oldco will pay the first $200,000 of expenses incurred to prepare and record assignments and licenses contemplated by this Trademark Agreement. All expenses incurred for such purpose beyond the first $200,000 will be incurred by Newco. Such expenses shall include, but not be limited to, taxes, attorneys' or agents' fees, governmental filing fees and costs of notarizing and legalizing documents.

3.          RALSTON  and  PURINA  Trademarks
            --------------------------------

(a.) Anything in this Trademark Agreement to the contrary notwithstanding, and without limitation as to duration or territory, Newco agrees not to use or register the word RALSTON or word or phrase confusingly similar thereto as or in a trademark or trade name, in connection with any product, service or activity.

(b.) Anything in this Trademark Agreement to the contrary notwithstanding, Newco agrees not to use the word PURINA or any Trademark licensed under the License Agreement or word or phrase confusingly similar thereto, as or in the trade name of any publicly traded company without limitation as to duration or territory.


4.          Third-Party  Agreements
            -----------------------

     To the extent assignable without third-party consent and, if not, to the extent such consents are obtained; at Closing, license agreements and other contracts between RPCo. and unaffiliated third parties to the extent related to the rights in Trademarks to be assigned to Newco hereunder will be assigned from RPCo. to Newco. Newco agrees to assume RPCo's obligations under such agreements. RPCo. will not, however, assign or cause to be assigned to any Newco entity, any license or other contract to which an Oldco Affiliate of RPCo. is a party or has an interest.

5.          Newco  Phase-Out  of  Retained  Marks
            -------------------------------------

Newco agrees to remove all Oldco Trademarks not assigned or licensed to Newco from Newco's labels, packaging, advertising, signs and other materials within six (6) months following Closing. Oldco agrees to remove all trademarks assigned to Newco, and to the extent exclusively licensed to Newco, from Oldco's labels, packaging, advertising, signs and other materials within the same six-(6-) month period.

6.          Heritage
            --------

Oldco , and Newco subject to the rights of Purina Mills, Inc. and any of its successors and assigns, as interpreted by Oldco, will each be allowed to refer to its pre-spin-off heritage in good faith in truthful articles, histories and the like to the extent such use does not express or imply a continuing relationship between Oldco and Newco.




7.          Protein  Products
            -----------------

For purposes of this Agreement, none of the business of Protein Technologies International Holdings, Inc. and its subsidiaries as of December 1, 1997 shall be considered an Agri Business.

8.          Good  Faith
            -----------

The parties agree not to do indirectly, through subsidiaries, Affiliates or otherwise, what they could not do directly under this Trademark Agreement.

9.          Scope  and  Modification
            ------------------------

This Trademark Agreement, including its schedules, sets forth the entire agreement between the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. None of the terms of this Trademark Agreement may be waived or modified except as expressly agreed to, in writing, by both parties.

10.          "Country  Roads"  and  French  Equivalent  Trademarks
              ----------------------------------------------------

Oldco agrees to file papers to cancel its Canadian registrations consisting of or containing "Country Roads" or "Tradition Ralston" within fifteen (15) working days following a request from Newco to do so.

11.          Purina  Mills  Limitation
             -------------------------

     Anything in this Agreement or any of its schedules to the contrary not - withstanding, Newco shall enjoy no rights inconsistent with those licensed to Purina Mills, Inc. in its agreement with RPCo. dated October 1, 1986.
12.          Successors  and  Assigns
             ------------------------

This Trademark Agreement shall be binding upon and inure to the benefit of the parties and each of their respective successors and assigns. Nothing in this Paragraph 12 shall, however, affect transferability under the Trademark License Agreement referred to in Subparagraph 2 (b) (i) which shall be
governed  by  the  terms  of  such    agreement.

13.          Interpretation
             --------------

The section headings contained in this Trademark Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Trademark Agreement.

14.          Counterparts
             ------------

This Trademark Agreement may be executed in two or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

15.          Governing  Law
             --------------

This Agreement is made and entered into, and shall be governed by and construed and interpreted in accordance with the laws of, the State of Missouri, United States of America, without regard to its conflicts of laws principles, as to all matters, including those relating to the validity, construction, performance, effect and remedies under this Trademark Agreement. All matters relating to this Agreement shall, subject to the provisions of Paragraph 17 hereinbelow, be adjudicated exclusively in the courts of the State of Missouri located in St. Louis, Missouri, or within the United States District Court for the Eastern District of Missouri; and each party hereby consents to the exclusive jurisdiction and venue of such courts for all such matters.

16.          Amendment  and  Modification;  Non-Waiver
             -----------------------------------------

This Trademark Agreement may be amended, modified or supplemented, or rights, powers or options hereunder waived or impaired, only by a written agreement signed by a corporate officer of RPCo. and Agribrands and attested by their respective corporate secretaries. Neither party shall be deemed to have waived or impaired any right, power or option created or reserved by this Trademark Agreement (including without limitation, each party's right to demand compliance with every term herein, or to declare any breach a default and exercise its rights in accordance with the terms hereof) by virtue of:
(I)  any  custom or practice of the parties at variance with the terms hereof;
(ii) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term; (iii) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar or different natures, under this Trademark Agreement or in any other circumstances; or (iv) the acceptance by either party of any payment or other consideration from the other following any breach of this Trademark Agreement. The rights and remedies set forth in this Trademark Agreement are in addition to any other rights or remedies which may be granted by law.

17.          Negotiation
             -----------

If any question shall arise in regard to (a) the interpretation of any provision of this Trademark Agreement or (b) the rights or obligations of either Group hereunder or thereunder, each Group shall designate a senior executive within its organization who shall, within thirty (30) days after such question arises, meet with the designated executive of the other Group to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside advisors for assistance in arriving at such a resolution. In the event that a resolution is not achieved within sixty (60) days following such initial meeting, then the parties may seek other legal means of resolving such question, including but not limited to binding or non-binding arbitration.

18.          Additional  Documents
             ---------------------

The parties agree to execute or cause to be executed such additional documents as may be reasonably required to give effect to their undertakings in this Trademark Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Trademark Agreement as of the date first above written.

RALSTON  PURINA  COMPANY                    AGRIBRANDS  INTERNATIONAL,  INC.

By:                                                            By:      ______
                                                                        ------
Name:                                                    Name:          ______
                                                                        ------
Title:                                             Title:               ______
                                                                        ------
Date:______________________                   Date:___________________________
    -----------------------                       ----------------------------

                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------


     This TRADEMARK LICENSE AGREEMENT is effective as of this _____ day of ____________, 1998, by and between RALSTON PURINA COMPANY, a Missouri corporation having an office at Checkerboard Square, St. Louis, Missouri 63164, U.S.A. (hereinafter referred to as "LICENSOR"), and, AGRIBRANDS
INTERNATIONAL, INC., a Missouri corporation having an office at 9811 South Forty Drive, St. Louis, Missouri 63124, U.S.A. (hereinafter referred to as "LICENSEE").

     WHEREAS, LICENSOR is record owner of many registrations and applications to register various trademarks consisting of or containing the words "PURINA," "CHOW," "Checkerboard," Checkerboard designs, and variations on such marks, including, but not limited to, the registrations shown on Schedule A, some or all of which are used in connection with Licensed Products; and

     WHEREAS, LICENSEE desires to use the trademarks listed in Schedule A in connection with the manufacture, distribution, sale and advertising of Licensed Products as hereinafter defined in the corresponding countries and jurisdictions as listed in said Schedule A; and

     WHEREAS, LICENSEE also desires to use the trademarks shown on Schedule A in connection with Licensed Products in new jurisdictions into which LICENSEE may expand its business beyond the Territory as hereinafter defined; and

     WHEREAS, LICENSOR is willing to grant LICENSEE a license to use the aforementioned trademarks on Licensed Products under the terms and conditions of this Trademark License Agreement;

     NOW, THEREFORE, in consideration of the mutual promises hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        DEFINITIONS:  The following terms shall have the following meanings:
          -----------

(a) "Affiliates" shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

(a-1)       "Agricultural" shall mean for a purpose primarily connected to (i)
the raising of livestock or poultry for the production of meat, milk, eggs, fur or skin; or as beasts of burden; (ii) the cultivation of soil; or (iii) the harvesting of crops.

(b) "Control" shall mean the ability in fact to effect or prevent the action of a legal person, whether such ability may be exercised by (i) the direct or indirect ownership of voting securities; (ii) the direct or indirect ownership of an interest in an unincorporated legal person; (iii) contract or other arrangement; or (iv) otherwise.

(c) "Effective Date" shall mean the date in line 2 of this Trademark License Agreement.

(d) "Licensed Marks" shall mean those trademarks or service marks shown in Schedule A together with such trademarks as may be added from time to time as provided for in this Trademark License Agreement or as agreed to in writing between LICENSOR and LICENSEE and to which the terms and conditions of this Trademark License Agreement shall thereafter apply. Any one of the Licensed Marks shall be referred to in this Trademark License Agreement as a "Licensed Mark."

(e) "Licensed Products" shall, except as limited elsewhere in this Agreement, mean all products formulated to provide nourishment to or care of horses (whether or not agricultural), laboratory or zoo animals (but not including Pet Products sold to such institutions) and agricultural animals (whether terrestrial, aquatic or aviary), including by way of illustration, but not limitation, commercial livestock; commercial poultry; fish, reptiles or shellfish raised in commercial aquaculture facilities; rabbits raised for commercial purposes; animals raised for fur; wild or game birds; and services for the care and feeding of such animals. Except as limited elsewhere in this Trademark License Agreement, Licensed Products also include accessories, health products and services for the care and feeding of horses, zoo animals, laboratory animals and agricultural animals and by way of illustration, but not limitation, the following equipment, products and services for use for agricultural purposes:

(i) products and services for breeding, feeding, health care, shelter, control and transportation of agricultural animals;

(ii) products and services for extraction, collection, processing, packaging, storage of agricultural animal products and agricultural animal wastes;

(iii) products and services for genetic research and development, hybridization and seed production, soil analysis, planting, propagation, cultivating, harvesting, treatment and storage of agricultural products;

(iv) agricultural genetic and chromosomal material and other products of biotechnology, biology and other sciences, plant tissue cultures, pure line seeds, planting seeds;

(v) agricultural pharmaceuticals, antibiotics, wormers, fertilizers, pesticides, herbicides, insecticides, rodenticides, fungicides;

(vi) agricultural feeders, waterers, agricultural animal semen, embryos, live agricultural animals, larvae, non-pet veterinary instruments, cleaners, cultivation equipment, aquaculture, hydroponic and greenhouse equipment, irrigators, heaters, harvesters, fruit pickers, driers, trailers, silos, marking devices, bedding, tanks, paints, pens, fencing, groomers, cages, saddles, tack, milk handling equipment, transporters, manure collecting and processing equipment;

(vii) products and services related to the provision of methods, systems and techniques for the development, production, application and utilization of the products described above, such as farm and agricultural management services, farm and agricultural computer programs and software, farm and agricultural financial services, soil analysis, non-pet related veterinary services; sale, leasing and brokerage services for agricultural land and equipment; distributing, wholesaling and retailing Licensed Products;

(viii) publications directly related to agriculture or agricultural animals;

(ix) agricultural animal end-use products (e.g., hams, cheese, eggs) other than products for pets.;

(x) Licensed Products are not limited to products in existence at the date hereof but will include products not yet invented or commercialized which fall within the above definition; however, except for products and services for horses, a product or service shall not be considered a
Licensed          Product if it is not primarily related to agriculture or for agricultural animals, laboratory or zoo animals. Licensed Products shall not include any "Pet Products" or any other products or services not included in this definition of Licensed Products. Licensed Products shall also exclude feed rations for the purpose of fattening dogs for human consumption. Any one of the Licensed Products shall be referred to in
this  Trademark  License  Agreement          as  a  "Licensed  Product."

(f) "Other Products" shall mean products other than Licensed Products upon which LICENSEE may use the Licensed Marks pursuant to this
Trademark License Agreement. Any one of the Other Products shall be referred to in this Trademark License Agreement as an "Other Product."

(g)         "Person" shall mean a juristic person as well as a natural person.
The term "juristic person" includes a firm, corporation, union, association, joint venture, partnership or other organization capable of being sued.

(h) "Pet Products" shall mean products for and services related to the nourishment or care of pets other than horses, including by way of illustration, but not limitation, dogs, cats and other small pet animals such as birds, reptiles, guinea pigs, white mice, and ornamental fish. Pet Products include, but are not limited to, pet and pet-related food, nutritional products, accessories, care and/or health products and services for the care and feeding of pets. Pet accessories, pet-care and/or pet health products include, but are not limited to, pet and pet-related litter, rawhides, bedding, vitamins/minerals, flea and tick-control products, shampoos and grooming accessories, bird food (but not wild-bird or game-bird food), leashes, collars, toys and other accessories (e.g. aquarium accessories). Pet Products also include pet and pet-related products for purchase or use by breeders, small-animal veterinarians, police, military or guard-dog forces and zoos. Pet Products also include any food for dogs or cats other than food formulated specifically for laboratory dogs or laboratory cats. Any one of the Pet Products shall be referred to in this Trademark License Agreement as a "Pet Product."

(i) "Principal Competitor" shall mean a person which has, or has an affiliate which has, ten percent (10%) or more of dollar sales volume or dollar market share as measured by A. C. Nielsen, Euromonitor, or other generally recognized data research company (or, in the event such data is not available, then as reasonably determined by LICENSOR) in any country in any of the following product categories: dog food, cat food, pet litter, pet snacks, or any other product manufactured or sold by LICENSOR or one or more of LICENSOR's Affiliates. Notwithstanding the foregoing, "Principal Competitors" also shall include, but not be limited to, Nestle, Mars, Heinz, Iams, Colgate-Palmolive and/or Hill's Pet Nutrition, Doanes, Nutro, Dalgety, Cargill, Royal Canin, Greens, and any of their Affiliates.

(j) Except as limited by Subparagraph 2 (a) hereinbelow, the "Territory" with respect to a given mark or marks shall be the jurisdiction indicated with respect to such mark or marks on Schedule A. The Territory may be expanded to include additional jurisdictions pursuant to Subparagraph 2(h) hereinbelow. In no event shall the "Territory" include the United States of America, its territories, possessions (other than Puerto Rico) and facilities of its armed forces. Despite the foregoing, the "Territory" shall include Puerto Rico as a jurisdiction which may be added to this Agreement pursuant to Paragraph 2(h) hereinbelow.

(k) "Third-Party Licenses" shall mean licenses with persons which are not LICENSOR's or LICENSEE's Affiliates.

(l) "Trade Name" shall mean corporate name and/or other business name including, but not limited to, names of partnerships and joint ventures.

(m) "Licensed Trade Name" is a Trade Name consisting of or containing one or more Licensed Marks.

(n) "Trademark" shall include trademarks, service marks, trade dress and copyrights; however, "trademark" shall mean only a word, symbol or device registrable as a trademark or service mark.

2.          GRANT  OF  RIGHTS
            -----------------

     Except to the extent previously licensed to Purina Mills, Inc and except as provided elsewhere in this Trademark License Agreement:

(a)     LICENSOR hereby grants to LICENSEE the exclusive license to use in the
---     ----------------------------------------------------------------------
Territory  the  Licensed  Marks on or in connection with the Licensed Products
------------------------------------------------------------------------------
subject to the terms and conditions of this Agreement.  Except as provided for
------------------------------------------------------------------------------
in  Subparagraph  2(h),  hereinbelow,  the  license granted hereunder shall be
------------------------------------------------------------------------------
limited  to  products  manufactured  or  services  rendered  by LICENSEE or an
------------------------------------------------------------------------------
Affiliate  of  LICENSEE  on the Effective Date and shall be further limited to
------------------------------------------------------------------------------
the  jurisdictions  in  which  such  products  were then sold or services then
------------------------------------------------------------------------------
rendered.    LICENSOR shall not use nor permit any of LICENSOR's Affiliates to
------------------------------------------------------------------------------
use in the Territory any Licensed Mark or any mark confusingly similar thereto
------------------------------------------------------------------------------
on  or  in  connection  with  any  Licensed  Product  nor  shall,  except  as
-----------------------------------------------------------------------------
specifically provided for in agreements listed in Schedule B, LICENSOR license
------------------------------------------------------------------------------
any  other  Person  to  do  so  anywhere in the world.  Such prohibition shall
------------------------------------------------------------------------------
extend to the use of the term "Purina" and other Licensed Marks as all or part
------------------------------------------------------------------------------
of  the Trade Name of any business engaged in the manufacture, distribution or
------------------------------------------------------------------------------
sale of Licensed Products.  LICENSEE agrees, however, without limitation as to
------------------------------------------------------------------------------
products, territory or duration, not to object to the inclusion of "Purina" in
------------------------------------------------------------------------------
LICENSOR's  Trade Name in any good-faith reference to any business operated as
------------------------------------------------------------------------------
an  Affiliate  whose  name  does  not  include "Purina." Such undertaking also
------------------------------------------------------------------------------
extends  to  Affiliates LICENSOR may hereafter establish or acquire.  LICENSOR
------------------------------------------------------------------------------
and LICENSEE shall each have the non-exclusive right to use the Licensed Marks
------------------------------------------------------------------------------
for  publications  such  as educational, training, advertising and promotional
------------------------------------------------------------------------------
material,  stock  certificates  and  annual reports relating to the respective
------------------------------------------------------------------------------
businesses  they  are  permitted  to  conduct under Licensed Marks.  Except as
------------------------------------------------------------------------------
provided  in  Subparagraph  2  (b)    hereinbelow, if LICENSOR or Affiliate of
------------------------------------------------------------------------------
LICENSOR manufactures or sells any Licensed Product in the Territory, it shall
------------------------------------------------------------------------------
conduct  its business with respect to such Licensed Product under a Trade Name
------------------------------------------------------------------------------
which  does  not  include  the term "Purina" or any other Licensed Mark or any
------------------------------------------------------------------------------
other  Trade  Name  or  designation  confusingly  similar to "Purina" or other
------------------------------------------------------------------------------
Licensed  Mark.    LICENSOR  shall,  however,  have  the right to refer to its
------------------------------------------------------------------------------
ownership  of  such  business  in  its annual reports and in other contexts in
------------------------------------------------------------------------------
which  it  is  appropriate  to  impart  information about such ownership.  The
------------------------------------------------------------------------------
exclusivity  of  the license granted by this Trademark License Agreement shall
------------------------------------------------------------------------------
not,  however, preclude LICENSOR's use (either by itself or through Affiliates
------------------------------------------------------------------------------
or other licensees) of any of the Licensed Marks in the Territory or elsewhere
------------------------------------------------------------------------------
with  respect  to  products  and/or services other than the Licensed Products.
------------------------------------------------------------------------------
Notwithstanding  any  other  provision  of  this  Trademark License Agreement,
------------------------------------------------------------------------------
LICENSEE  shall  be permitted to use in the Territory a Licensed Trade Name in
------------------------------------------------------------------------------
connection  with  the  production,  distribution  and  sale  of those dog- and
------------------------------------------------------------------------------
cat-food  products  described  in Section 5.01 of the Reorganization Agreement
------------------------------------------------------------------------------
between the parties, dated as of April 1, 1998, in the Agricultural Channel as
------------------------------------------------------------------------------
described  therein,  which  description  shall apply during the entire term of
------------------------------------------------------------------------------
this  Trademark  License  Agreement;  provided  however,  that  such  dog- and
------------------------------------------------------------------------------
cat-food  products (i) shall  not display, accompany or otherwise be connected
------------------------------------------------------------------------------
with  any  of  the  Licensed  Marks;  (ii)  shall  be  sold  only under and in
------------------------------------------------------------------------------
connection  with  trademarks wholly owned by LICENSEE; and (iii) shall be sold
------------------------------------------------------------------------------
only  in jurisdictions where LICENSEE or LICENSEE's affiliates or sublicensees
------------------------------------------------------------------------------
are  required  by  law  to  include  the  product manufacturer's full and true
------------------------------------------------------------------------------
corporate  name  on  the package, and alternatives thereto (including, but not
------------------------------------------------------------------------------
limited  to,  the  use  of  names  of  an  Affiliate,  a fictitious name or an
------------------------------------------------------------------------------
abbreviation)  are  not  permitted.   LICENSEE shall not be required to form a
------------------------------------------------------------------------------
separate  subsidiary  in order to comply with the provisions of this paragraph
------------------------------------------------------------------------------
if to do so would be unlawful or unduly burdensome.  The use of Licensed Trade
------------------------------------------------------------------------------
Names  as  permitted  by  this  Subparagraph  2  (a) shall not go beyond their
------------------------------------------------------------------------------
appearance  on  the  side  panel  of  packaging, and shall be set forth in the
------------------------------------------------------------------------------
smallest  typeface  legally  permissible.    The limitations contained in this
------------------------------------------------------------------------------
Subparagraph 2 (a) shall not be construed to prevent LICENSEE from selling the
------------------------------------------------------------------------------
dog-  and  cat-food  products  described in Section 5.01 of the Reorganization
------------------------------------------------------------------------------
Agreement  through  the Agricultural Channel as defined therein, which Channel
------------------------------------------------------------------------------
may  involve  the  display  of  Licensed  Marks  on  (for  example) buildings,
------------------------------------------------------------------------------
vehicles,  stationery  and  billing documents; provided however, that LICENSEE
------------------------------------------------------------------------------
shall  at  all  times  endeavor  in  good  faith to prevent any association of
------------------------------------------------------------------------------
Licensee's  products  with those of LICENSOR, or any of LICENSOR's Affiliates,
------------------------------------------------------------------------------
distributors,  customers  or  other  licensees.
-----------------------------------------------

(b) Where legally feasible, and subject to the terms and conditions of this Trademark License Agreement, LICENSEE shall have the right to use "Purina" in its Affiliates' Trade Names in the Territory provided such Trade Names include wording reflecting the agricultural- or aquacultural-related nature of the business of the entity concerned, namely "Agribrands Purina" or such other wording as LICENSOR and LICENSEE shall agree upon, and provided the use of such wording is not likely to cause confusion with a product, service or business of LICENSOR, or any third party because such name is similar (apart from the common inclusion of the word "Purina") to a name or mark owned or used by LICENSOR or any third party at the time of the adoption of the name by LICENSEE or its Affiliates.

(c) Except as specifically provided elsewhere in this Trademark License Agreement, LICENSEE shall not use "Purina" or any other Licensed Mark, or term confusingly similar thereto, as a trademark for, or Trade Name associated with, any product or service other than a Licensed Product. If LICENSEE manufactures or sells any other product or renders any other service, it shall conduct its business with respect to such product or service not licensed to it hereunder under a Trade Name which does not include the word "Purina" or any other Licensed Mark, abbreviation thereof or term otherwise confusingly similar thereto. LICENSEE shall, however, have the right to refer to its ownership of such business in its annual reports and other contexts in which it is appropriate to impart information about such ownership provided such reference is not likely to cause confusion with a product, service or business of LICENSOR, Purina Mills, Inc. or any of its/their Affiliates, or its/their successors or assigns.

(d) LICENSEE shall not use the term "Checkerboard Square" or any term including that term or any term confusingly similar thereto, as its business address or otherwise. LICENSEE shall not use the term "Ralston" or any term confusingly similar thereto in any manner. LICENSEE shall not hold itself out as corporately related or otherwise related to LICENSOR except as a licensee of the Licensed Marks. LICENSOR and LICENSEE may truthfully and in good faith describe themselves as part of the same business which has sold the Licensed Products for many years or, in the case of LICENSEE, as the successor to LICENSOR's business in the Licensed Products, and refer to the history of that business and its products as its own provided it does so in a manner which, by LICENSOR's interpretation, is not likely to cause confusion with a product, service or business of , or otherwise conflict with the rights of, LICENSOR, Purina Mills, Inc. or other licensee of LICENSOR or any of its/their Affiliates, or its/their successors or assigns.

(e) In order to avoid conflicts with third parties, LICENSEE shall not have the right to coin new marks which are, in whole or in part, derived from, incorporate or are similar to any of the Licensed Marks or names or elements of those marks or names without LICENSOR's prior written consent, which may be granted or withheld at LICENSOR's sole discretion. LICENSEE shall have the right as provided in Subparagraph 2(h) hereinbelow to extend the use of Licensed Marks to new Licensed Products provided such extension does not conflict with the rights of LICENSOR or any third party.

(f) LICENSOR shall promptly, to the extent it is able, (i) assign all licenses, if any, for marks of others used on Licensed Products in the Territory to LICENSEE; or, if such assignment is not legally feasible, but a sublicense is, (ii) grant sublicenses to LICENSEE for such marks of others as LICENSOR is unable to assign. Anything in this Agreement to the contrary notwithstanding, LICENSOR makes no representation concerning LICENSEE's continued right to use marks owned by third parties. LICENSEE acknowledges that the continued use of such marks as are sublicensed shall be governed by such agreements as LICENSOR may have or hereafter obtain from the owners of such marks. Continued use of marks covered by such sublicenses shall be governed by their terms. All such sublicenses (if any) as are material to the LICENSEE's business and cannot be assigned are listed on Schedule C hereto.

(g) Except as otherwise specifically provided for in this Agreement, LICENSEE hereby agrees, for itself and its Affiliates and sublicensees, to limit its and their use of the Licensed Marks and Trade Names to the Licensed Products and to the Territory. LICENSOR and LICENSEE agree, upon receipt of notice from the other party, reasonably to cooperate to resolve conflicts resulting from sales of Licensed Products violating third-party rights or jeopardizing trademark rights of the other party, or contractual obligations of the other party to third parties. LICENSOR and LICENSEE agree to enter into and to record such registered-user agreements, or country-specific licenses or sublicenses, at the expense of the requesting party, as LICENSOR or LICENSEE may reasonably request, to comply with local law.

(h) If LICENSEE wishes to expand its business to include use of Licensed Marks on Licensed Products beyond those Licensed Products in use by LICENSEE or its Affiliates on the Effective Date and/or if LICENSEE expands its business outside the Territory, LICENSOR agrees, where legally feasible , at LICENSEE's expense, and pursuant to LICENSEE's request therefor, to add to the license granted LICENSEE under this Trademark License Agreement such Licensed Marks as LICENSOR may then own for Licensed Products in such jurisdictions; and to establish, at LICENSEE's request and expense, where necessary and where legally feasible , new rights in Licensed Marks for such expanded Licensed Products and/or in such jurisdictions thereby expanding the definition of "Territory." LICENSEE acknowledges that LICENSOR is under no obligation to maintain existing registrations for LICENSEE's future use under this Subparagraph 2(h) prior to such request. Any Licensed Marks for Licensed
Products  in  such  jurisdiction  added  to  the  Territory  pursuant  to this subparagraph shall be subject to the maintenance and renewal provisions of Paragraph 8 of this Trademark License Agreement. In no event shall this Subparagraph 2(h) obligate LICENSOR to expand the Territory to include the United States of America or any of its territories or possessions (other than
Puerto  Rico)    or  facilities  of  its  armed  forces.

(i) Notwithstanding anything to the contrary in this Trademark License Agreement, the license granted shall not extend to products or services beyond those comprehended by the trademark rights Licensor has secured or may in the future secure in those jurisdictions in which LICENSEE uses or seeks to use a Licensed Mark. LICENSEE acknowledges that in certain jurisdictions LICENSOR may not own rights it owns in other jurisdictions; and that in certain jurisdictions LICENSOR may have non-exclusive rights in certain marks (e.g.
CHOW) for which LICENSOR possesses exclusive rights in other jurisdictions. LICENSEE further acknowledges that in certain jurisdictions its rights to use the Licensed Marks and Licensed Trade Names are limited by existing Third-Party Licenses and undertakings to third parties in existence as of the Effective Date. Such licenses and undertakings known to LICENSOR as of the Effective Date are reflected on Schedule B attached hereto. LICENSEE therefore undertakes not to use marks and names otherwise licensed hereunder to the extent such use would be inconsistent with third-party rights under licenses or undertakings reflected on Schedule B or which may come to light in the future but were in existence as of the Effective Date.

(j) LICENSOR and LICENSEE shall both have the right to display Licensed Marks consistent with the terms of this Trademark License Agreement in connection with their participation in conferences and symposia anywhere in the Territory. Participation in conferences and symposia in the United States, but not in Puerto Rico, shall require reasonable notice that Licensed Products bearing the Licensed Trademarks are not available from Licensee, its affiliates, dealers, franchises or licensees in the United States. The display of Licensed Marks at such events is subject to the rights, as interpreted by LICENSOR, of Purina Mills, Inc., its successors and assigns.

 (k) Except to the extent LICENSEE may be separately licensed by LICENSOR in writing to use one or more of the Licensed Marks or Licensed Trade Names outside the Territory, LICENSEE hereby agrees, for itself and for its Affiliates and other sublicensees, to limit its use of the Licensed Marks and Licensed Trade Names to the Territory; not to export from the Territory products on or in connection with which Licensed Marks are used and not to sell, deliver or otherwise convey such products to anyone LICENSEE believes or has reason to believe will take the same outside the Territory.

(l) To the extent LICENSEE makes an incidental use of a Licensed Mark in the United States, in any of its territories or possessions (other than Puerto
Rico) or at any facility of its armed forces, by, for example, but not by way of limitation, featuring a Licensed Product displaying a Licensed Mark in LICENSEE's annual report, and such use results in a complaint from Purina
Mills, Inc., any of its successors, assigns or other person or persons claiming rights pursuant to the License Agreement dated October 1, 1986 among Ralston Purina Company, Purina Mills, Inc. and BP Nutrition Limited, LICENSOR shall be the sole judge of whether, as between LICENSOR and LICENSEE, such use may violate LICENSOR's obligation to Purina Mills, Inc., BP Nutrition Limited and/or any of its/their successors and assigns or other person or persons claiming rights pursuant to such License Agreement. In the exercise of its judgment, LICENSOR may require LICENSEE to discontinue any such use unless and until LICENSOR satisfies itself that such use does not place LICENSOR in violation of any of its obligations to Purina Mills, Inc., BP Nutrition
Limited,  its  and/or  their  successors  and  assigns.

3.          PRODUCT  QUALITY
            ----------------

(a) LICENSEE may use the Licensed Marks and Licensed Trade Names only in connection with Licensed Products and Other Products which are of a good and merchantable quality (the "Product Standards"); and which are in compliance with applicable laws and governmental regulations relating to the nature and quality of the products (the "Legal Standards"). The Product Standards and the Legal Standards shall be collectively referred to as the "Quality Standards." The quality and product specifications of the Licensed Products and Other Products heretofore manufactured and sold by LICENSOR or its Affiliate(s) in a given jurisdiction under the Licensed Marks are hereby adopted as acceptable Product Standards for the Licensed Products and Other Products to be sold by LICENSEE under the Licensed Marks in such jurisdiction; however, LICENSEE may change product formulations, specifications, or methods of making Licensed Products and Other Products and create new such products, provided such changes and creations are subject to the Quality Standards required by this Paragraph 3 and LICENSEE's other undertakings in this Trademark License Agreement. LICENSOR will not object under this Paragraph 3 to LICENSEE's use of the Licensed Marks in association with Licensed Products and Other Products equal to or exceeding the Quality Standards. If a Licensed Product or Other Product contains ingredients or is made by methods which are not generally accepted as appropriate for the product by independent experts, but which are accepted as appropriate for the product by at least three independent experts, then any doubts as to the quality of the product arising from such disagreement among experts shall be resolved in favor of LICENSEE and shall not cause the product to be deemed of less than good and merchantable quality. If a Licensed Product contains ingredients, or is made by methods, which are new or proprietary, so that independent experts have insufficient data for evaluating them, such Licensed Product shall be deemed to have met the Product Standards until LICENSOR can reasonably establish the contrary by substantial objective evidence; provided that LICENSEE submits to LICENSOR a written statement by an expert reasonably acceptable to LICENSOR to the effect that the product is of good and merchantable quality and in compliance with all applicable laws and governmental regulations.

(b) Upon request of LICENSOR, at least two (2) samples of each new article of Licensed Products or Other Products shall be furnished free of charge to LICENSOR from LICENSEE for the purpose of LICENSOR's examination and approval hereunder sufficiently in advance of any sale or distribution thereof. LICENSEE shall give LICENSOR notice in advance of introduction of new article of Licensed Products sufficiently in advance of sale or distribution to afford LICENSOR an opportunity to request samples. The reformulation of an existing Licensed Product or Other Product shall be deemed not to be a "new article" or "variation" for purposes of this subparagraph. Thereafter, any reduction in the quality or change in the style of any of the Licensed Products or Other Products shall be submitted in like fashion for approval by LICENSOR in advance. From time to time reasonable quantities of samples of Licensed Products and Other Products shall be submitted at LICENSOR's request without charge to LICENSOR for its examination and approval as to the maintenance of the approved standards of quality and style. Any variation of a Licensed Product or Other Product will be submitted to LICENSOR for LICENSOR's approval. The absence of any objection by LICENSOR to submitted samples within fifteen (15) days following submission thereof shall be deemed to be acceptance; and any objections thereto shall be subject to the provisions at
Section  4  of  this  Trademark  License  Agreement.

(c) Anything in this Trademark License Agreement to the contrary notwithstanding, if the laws of a particular jurisdiction require a product to be of a higher quality than that imposed by this Paragraph 3 in order to preserve the viability of the Licensed Marks and Licensed Trade Names, then
such  higher    requirement  shall  apply  hereunder  in  such  jurisdiction.

4.          QUALITY  CONTROL
            ----------------

(a) Upon at least five (5) business days' advance written notice and during normal business hours, LICENSOR shall have the right to inspect the places of manufacture of Licensed Products or Other Products bearing a Licensed Mark or Licensed Trade Name, and the places where services are rendered under a Licensed Mark, to determine whether the Quality Standards of Paragraph 3 of this Trademark
License  Agreement  are  being  met.    At  such  inspections,  LICENSOR's
representative shall have the right to observe the production of Licensed Products and Other Products and the delivery of the services concerned. LICENSOR shall not have the right to inspect a particular place of manufacture or observe particular services more than twice per year unless a problem has occurred at such place which reasonably requires additional visits, or to remove more samples or more volume of a product in any given sample than is reasonably necessary to conduct quality analyses. Such inspection visits shall be made by appointment at a time mutually convenient for the parties. LICENSOR shall not have the right to request samples in a manner which will interfere with production of a Licensed Product or Other Product , such as by requiring a production line or machine to be shut down. LICENSEE shall reimburse LICENSOR for its incremental costs reasonably incurred by LICENSOR in connection with the inspections carried out pursuant to this Paragraph 4(a).

(b) If LICENSOR is dissatisfied with the quality of a Licensed Product or Other Product, LICENSOR shall not serve a notice of breach of this Trademark License Agreement on LICENSEE until LICENSOR has sought to reconcile its view of the quality of the Licensed Product or Other Product at issue with that of LICENSEE by providing to LICENSEE written evidence which supports its view that the quality of the product is deficient. If LICENSEE and LICENSOR are unable to reconcile their views within forty-five (45) days following
LICENSOR's notification of its dissatisfaction to LICENSEE stating reasons therefor, LICENSOR shall seek or shall have sought the opinion of an independent expert on the product or service concerned. LICENSOR shall provide that expert with a sample of the product or service that LICENSOR finds unsatisfactory. LICENSOR shall cause the expert to discuss the points of dissatisfaction fully with LICENSEE and to review any further samples of the product or service which LICENSEE may provide from a regular production run. LICENSOR shall serve a notice of breach only if the expert, in a written report made after discussions with LICENSEE, concludes that the product or service concerned has violated the requirement to maintain the quality in Paragraph 3 of this Agreement. LICENSOR shall include a copy of that written report with the notice of breach.

5.          DISCLAIMER  OF  WARRANTIES  BY  LICENSOR
            ----------------------------------------

LICENSOR disclaims any warranty of validity, right to use or right exclusively to use or register the Licensed Marks or any of them.

6.          INDEMNITY  BY  LICENSEE
            -----------------------

(a) From and after the Effective Date, LICENSEE agrees to defend, indemnify and hold LICENSOR, its officers, agents, employees, successors or assigns harmless against any and all claims, demands, and causes of action including, but not limited to, those relating to product liability, patent infringement and environmental law, and associated judgments, costs
and  expenses  in  excess  of       ten thousand dollars $10,000.00 per event,
including  attorney's         fees, arising out of (i) LICENSEE's manufacture,
distribution,          shipment,  disposal,  advertising, promotion or sale of
Licensed       Products or (ii) any act or omission by LICENSEE, its agents or employees, provided that LICENSEE receives prompt notice of such claim, demand or cause of action and is permitted to deal with it in LICENSEE's sole discretion.

(b) At all times during which LICENSEE or an Affiliate or sublicensee of LICENSEE uses any of the Licensed Marks, LICENSEE will maintain liability insurance, protecting both LICENSOR and LICENSEE and which
provides  for  at  least  thirty-  (30-)days         advance written notice of
termination, revocation or diminution of coverage, in an amount not less than ten million dollars ($10,000,000). Such coverage shall also include
broad-form         contractual coverage applicable to all indemnities given by
LICENSEE under this Trademark License Agreement. LICENSEE shall deliver to LICENSOR evidence of such insurance within thirty (30) days following the execution of this Trademark License Agreement. LICENSOR shall notify LICENSEE of any claim for which it may seek indemnification from LICENSEE promptly upon its General Counsel's becoming aware of such claim, but in any event in sufficient time so that LICENSOR's or LICENSEE's rights are not prejudiced by any delay in notification, and LICENSEE shall have the right to control the defense of such claim. LICENSEE may elect to defend against any claim without thereby waiving any objection as to LICENSEE's obligation to defend LICENSOR therefrom. LICENSOR shall have the right to participate in the defense of such claim through counsel of its own selection at its own expense. If LICENSEE does not defend against a claim for which it is obligated to indemnify LICENSOR, LICENSOR may defend against all such claim at LICENSEE's expense, provided LICENSEE shall have the right at all times, in its sole discretion and at LICENSEE's expense,
to          retain  or  resume  control  of  the  conduct  of  the  defense.

6.1          SETTLEMENTS
             -----------

(a) Neither party shall settle any claim affecting the other party's right to use any of the Licensed Marks or Licensed Trade Names in the Territory without such other party's prior written consent, which consent shall not be unreasonably withheld or delayed

     (b) The undertakings of Paragraphs 6 and 6.1 shall survive expiration or termination of this Agreement.

7.          LICENSOR'S  RIGHTS
            ------------------

(a) LICENSEE hereby acknowledges that LICENSOR is and will forever remain the sole and rightful owner of the Licensed Marks and the Licensed Mark in any Licensed Trade Names to the extent such Licensed Trade Name incorporates a Licensed Mark; and that use of the Licensed Marks and Licensed Trade Names by LICENSEE or any Affiliate or other sublicensee pursuant to this Trademark License Agreement shall inure to the benefit of LICENSOR. LICENSEE agrees that during the continuance and after a termination of this Trademark License Agreement, LICENSEE will not claim any right in or to any of the Licensed
Marks and Licensed Trade Names other than the license to use the same as specifically provided herein, nor will LICENSEE dispute or assist others to dispute the ownership or validity of any of the Licensed Marks and Licensed Trade Names. LICENSOR reserves the right to use, and license other parties to use, the marks and names included in Schedule A to this Trademark License
Agreement anywhere in the world for all products and services other than Licensed Products.

(b) LICENSEE agrees to make reasonable efforts to use the Licensed Marks properly as trademarks or service marks, by, for example: (i) using , " ," "SM," "MD" or "MR" or other appropriate trademark registration symbols, employing notices indicating LICENSOR's ownership of the Licensed Marks and
(ii) using Licensed Marks as adjectives followed by generic terms. The parties recognize, however, that use of trademark registration symbols and generic terms every time a mark is used on a particular item may be awkward and is not necessary in order to make acceptable trademark or service-mark usage. This Section 7(b) shall not be deemed to require LICENSEE to alter the manner in which marks have been used immediately prior to the Effective Date. Advertising, packaging and labeling shall be made available to LICENSOR at LICENSOR'S request from time to time for the purposes of satisfying LICENSOR of LICENSEE's compliance with this Trademark License Agreement.

8.          REGISTRATION
            ------------

LICENSOR will, where legally feasible and where requested by LICENSEE, use reasonable efforts to renew and maintain existing registrations of the Licensed Marks and to obtain new registrations for the Licensed Marks. To that end, LICENSOR will periodically notify LICENSEE of Licensed Marks for which renewals, proofs of use and the like are required. If LICENSOR decides to renew a particular registration for its own benefit, it will renew such registration at its own cost. If LICENSOR decides it does not wish to renew such registration of a Licensed Mark, it will so notify LICENSEE and afford LICENSEE the opportunity to request that LICENSOR renew such registration at LICENSEE's sole cost. LICENSEE shall then provide LICENSOR with a prompt written request to renew or maintain such marks as it wishes to renew or maintain along with evidence of use, specimens or other materials LICENSOR may reasonably request to facilitate such renewal or maintenance. LICENSOR shall not be required to renew or otherwise maintain any registration for which LICENSOR does not receive a timely request to renew or to maintain or for which LICENSOR does not timely receive adequate proofs of use and other evidence which may be required under local law for renewal and/or maintenance or such registration. In addition, LICENSEE shall pay LICENSOR an annual trademark-administration fee of Seventy-five thousand U.S. dollars ($75,000.00) to cover LICENSOR's in-house costs of administering this Trademark License Agreement. If LICENSEE avails itself of the benefits of Subparagraph 2(h) hereinabove, the annual trademark-administration fee shall be increased by five thousand dollars ($5,000) for each jurisdiction added to the Territory. Such fees shall be increased by three percent (3%) annually. If the consumer price index compiled by the U.S. government increases by an amount equal to ten percent (10%) or more in a given year, then the amount of increase in that year shall be substituted for the three percent (3%) figure noted hereinabove.

9.          TERM  AND  TERMINATION
            ----------------------

(a) This Trademark License Agreement shall commence on the Effective Date and shall where legally feasible remain in effect perpetually; however, LICENSOR shall have no further obligations to LICENSEE under this Trademark License Agreement with respect to any Licensed Mark or Licensed Trade Name in a given jurisdiction which has been or will be abandoned as determined by the law of the applicable jurisdiction or to the extent a registration covering the same is cancelled for any reason not caused by LICENSOR or is cancelled or rendered cancellable for non-use by LICENSEE for Licensed Products in such country or for which LICENSEE has not timely requested, provided supporting
evidence  for  and  paid  for  renewal  or  maintenance.    Abandonment  or
cancellability for non-use shall be determined by applying the law of such jurisdiction. If granting a perpetual license in a given jurisdiction is not
legally  feasible    (e.g.  where  a  jurisdiction  deems  such  license  an
assignment), the term of license in such jurisdiction shall be the maximum allowed under the law of such jurisdiction. The Parties will cooperate and use all reasonable efforts and take all reasonable steps in any jurisdiction to facilitate LICENSEE's continued use of the Licensed Marks and Licensed Trade Names on Licensed Products in the Territory beyond what would otherwise be the maximum term permitted in such jurisdiction.

(b)          Omitted

(c)          Omitted

(d) This Trademark License Agreement shall terminate for a breach thereof effective one hundred and eighty (180) days following notice in writing from LICENSOR to LICENSEE unless, (I) within ninety (90) days following such notice LICENSEE has initiated and is taking reasonable measures to remedy such breach to the reasonable satisfaction of LICENSOR and (2) such breach has been remedied to the reasonable satisfaction of LICENSOR within one hundred and eighty (180) days following such notice. This Trademark License Agreement shall also be terminable upon the same notice in the event all or part of this Trademark License Agreement is transferred in any manner other than as provided in Paragraph 16 hereinbelow.

10.          INFRINGEMENTS
             -------------

(a)          Upon  becoming  aware  in  the  Territory  of:

(i) any infringement or suspected infringement of a Licensed Mark, or of a Licensed Trade Name which includes the word "Purina," or other Licensed Mark, any application for the registration of a mark which LICENSEE or LICENSOR believes should be opposed, or any registration for a mark which LICENSEE or LICENSOR believes should be cancelled, or

(ii) any matter or circumstance which in the opinion of LICENSEE or LICENSOR would likely adversely affect the interest of the other party, the party believing the item in question to require action hereunder shall forthwith notify the other thereof, and LICENSOR may, with respect to such uses of marks on products or services other than Licensed Products then in use by LICENSEE or its Affiliate or other sublicensee in the jurisdiction in which such circumstance exists, assert such claim, file such action for infringement, file such opposition or cancellation proceeding, enter into a settlement or take such other steps for the protection of the Licensed Marks or decline to take any action as LICENSOR considers advisable in the exercise of its sole discretion. LICENSEE shall supply such assistance and information as LICENSOR may reasonably require in support of such action as LICENSOR elects to take. With respect to infringements involving a third-party use of a mark on any Licensed Product then in use by LICENSEE in the jurisdiction in which the infringement, matter or circumstance arises; LICENSOR and LICENSEE shall consult with each other in a good-faith attempt to reach an agreed-upon course of action. If LICENSOR and LICENSEE are unable to do so within ten
(10) working days following the commencement of such discussions, either party shall be free to proceed to assert its rights at its own expense.

(b) The reasonable costs (including but not limited to fees and disbursements paid to counsel of LICENSOR's choice) of claims, actions and other proceedings brought by LICENSOR at LICENSEE's request shall be paid to LICENSOR by LICENSEE . LICENSOR shall have the right, in consultation with LICENSEE, reasonably to control the course of such litigation; however, any settlement of such litigation shall, to the extent it may adversely impact the rights of LICENSEE, be subject to LICENSEE's approval, which approval may not be unreasonably withheld.

11.          ROYALTY
             -------

 No royalty shall be payable by LICENSEE to LICENSOR in respect of any rights granted under the terms of this Trademark License Agreement.

12.          SUBLICENSING
             ------------

LICENSEE  shall  have  the  exclusive  right where legally feasible   to grant
sublicenses to Persons other than a Principal Competitor for use of the Licensed Marks for the Licensed Products in the Territory, provided that the sublicense shall be subject to all terms and conditions of this Trademark License Agreement and LICENSEE shall be responsible for acts pursuant to or in breach of this Trademark License Agreement by any sublicensee, and further provided that LICENSEE gives LICENSOR at least thirty- (30-) days advance written notice indicating the identity of any prospective sublicensee and the Licensed Marks and Licensed Products to be sublicensed, accompanied by a certification that the use of such marks with respect to such Licensed Products will comply with all the terms and conditions of this Trademark License Agreement. In the event any sublicense shall be determined to impose franchising-compliance, or other obligations or costs on LICENSOR, LICENSEE shall pay such costs and, to the extent feasible , discharge such obligations. If LICENSOR is nevertheless required to discharge such obligations, LICENSEE shall reimburse LICENSOR's total costs resulting from the reasonable discharge of any such obligation and/or growing out of any such activity.

13.          CONTRACT  MANUFACTURING
             -----------------------

LICENSEE shall have the right where legally feasible to use third-party manufacturers to produce Licensed Products and Other Products bearing the Licensed Marks and Licensed Trade Names in the Territory meeting the Quality Standards of Paragraph 3 hereinabove solely for purchase by LICENSEE, its sublicensed Affiliates or other sublicensees for distribution to or through its or their customers under the terms and conditions of this Trademark License Agreement.



14.          PROMOTIONAL  PRODUCTS
             ---------------------

Subject to the items listed on Schedule B, neither party shall object to the other party's, its Affiliates', sublicensees', dealers', franchisees' or other customers' sale or distribution in the Territory on a non-exclusive basis of promotional products, such as caps, T-shirts, hats and agriculturally oriented apparel (e.g. jackets, shirts, pants, boots, belts), pens, balloons, mugs, keychains, calendars, pocket knives and the like bearing LICENSEE's, its sublicensed Affiliate's or sublicensee's Licensed Trade Name and/or one or more Licensed Marks or Licensed Trade Names for the purpose of developing goodwill and promoting the products for which such party or its Affiliates and sublicensees are allowed to use the Licensed Marks pursuant to this Trademark Agreement provided such items do not infringe or otherwise violate third-party rights. Neither party shall grant a license or sublicense that would undermine the other's rights under this Paragraph 14. The fact that the sale of products pursuant to this Paragraph 14 may be at a profit shall not remove such products from the scope of product contemplated by this Paragraph 14.

15.          OMITTED
             -------

16.          TRANSFERABILITY
             ---------------

LICENSOR shall have the right to transfer some or all its rights and obligations under this Trademark License Agreement, either by affirmative act or by operation of law, by share ownership or otherwise, without the consent of LICENSEE. Neither LICENSEE nor any of its Affiliates or sublicensees shall have the right to transfer all or part of its or their rights or obligations under this Trademark License Agreement, either by affirmative act or by operation of law, by share ownership, or otherwise, except with the consent of LICENSOR, which consent will not be unreasonably withheld. LICENSOR may withold its consent in situations where to do so would be reasonable. Such situations include, but are not limited to, LICENSOR's withholding consent to LICENSEE's, any of its sublicensed Affiliates' and/or any other sublicensee's transfer of rights and obligations under this Trademark License Agreement to a transferee who acquires rights to use less than all of the Licensed Marks or to a transferee of such rights for a territory covering less than a continent (e.g. Africa, Europe, Asia) or a transfer of any rights hereunder to a Principal Competitor of LICENSOR anywhere in the world. A transfer of the Trademark License shall be deemed to have occurred if (a.) LICENSEE transfers (by any means including, but not limited to, operation of law), all or part of its interest in the Trademark License and/or if (b.) a third party should acquire (by any means including, but not limited to, operation of law) a voting, profits or equity interest of ten percent (10%) or more in LICENSEE.

17.          NOTICES
             -------

All notices hereunder given by the parties hereto shall be in writing and shall be hand delivered or sent by U.S. Registered or Certified U.S. Mail, postage prepaid, return-receipt requested, or delivered by a courier company, prepaid, to the addresses indicated below. The addresses of the parties until further written notice to the contrary are:

LICENSOR                    RALSTON  PURINA  COMPANY
               Checkerboard  Square
               St.  Louis,  Missouri    63164
               Attn:    Trademark  Counsel

LICENSEE                    ABRIBRANDS  INTERNATIONAL,  INC.
               9811  South  Forty  Drive
               St.  Louis,  Missouri    63124
               Attn:    General  Counsel


18.          RELATIONSHIP  OF  THE  PARTIES
             ------------------------------

This Trademark License Agreement does not make either party the agent of the other, create a partnership or joint venture between the parties or any relationship other than that of LICENSOR and LICENSEE, nor shall this Trademark License Agreement give either party the power to obligate or bind the other in any manner whatsoever. The manufacture, distribution, sale, offering for sale, pricing, trade promotion and marketing of the Licensed Products shall be accomplished by LICENSEE at LICENSEE's sole cost and expense or that of its Affiliates or other sublicensees.

19.          CAPTIONS
             --------

The captions used in connection with the paragraphs and subparagraphs of this Trademark License Agreement are inserted only for the purpose of reference. Such captions shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning or intent of the provision of this Trademark License Agreement or any part thereof; nor shall such captions otherwise be given any legal effect.

20.          GOVERNING  LAW,  JURISDICTION  AND  VENUE
             -----------------------------------------

This Trademark License Agreement is made and entered into, and shall be governed by and construed and interpreted in accordance with the laws of, the State of Missouri, United States of America, without regard to its conflicts of laws principles, as to all matters, including those relating to the validity, construction, performance, effect and remedies under this Trademark License Agreement. All matters relating to this Trademark License Agreement shall, subject to the provisions of Paragraph 22 of this Trademark License Agreement, be adjudicated exclusively in the courts of the State of Missouri located in St. Louis, Missouri, or within the United States District Court for the Eastern District of Missouri; and each party hereby consents to the exclusive jurisdiction and venue of such courts for all such matters.

21.          SEVERABILITY
             ------------

If any of the provisions of this Trademark License Agreement are held by a court or governmental authority of competent jurisdiction to be unenforceable as written, then any such provision shall be deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws and public policy of the applicable jurisdiction or authority. The provisions of this Trademark License Agreement are severable and each provision shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in this Trademark License Agreement and partially valid or enforceable provisions shall be enforceable to the extent they are valid or enforceable.



22.          DISPUTE  RESOLUTION
             -------------------

     If any question shall arise in regard to (a) the interpretation of any provision of this Trademark License Agreement or (b) the rights or obligations of either party hereunder or thereunder, each party shall designate a senior executive within its organization who shall, within thirty (30) days after such question arises, meet with the designated executive of the other party to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside advisors for assistance in arriving at such a resolution. In the event that a resolution is not achieved within sixty (60) days following such initial meeting, then the parties may agree to seek other legal means of resolving such question, including but not limited to binding or non-binding arbitration. If the parties cannot so agree, they shall be free to avail themselves of the remedies provided in Paragraph 20 hereinabove.

23.          MISCELLANEOUS
             -------------

(a) This Trademark License Agreement may be amended, modified or supplemented, or rights, powers or options hereunder waived or impaired, only by a written agreement signed by a corporate officer of LICENSOR and LICENSEE and attested by their respective corporate secretaries. Neither party shall be deemed to have waived or impaired any right, power or option created or reserved by this Trademark License Agreement (including without limitation, each party's right to demand compliance with every term herein, or to declare any breach a default and exercise its rights in accordance with the terms hereof) by virtue of: (i) any custom or practice of the parties at variance with the terms hereof; (ii) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term; (iii) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar or different natures, under this Trademark License Agreement or in any other circumstances; or (iv) the acceptance by either party of any payment or other consideration from the other following any breach of this Trademark License Agreement. The rights and remedies set forth in this Trademark License Agreement are in addition to any other rights or remedies which may be granted by law.

(b) Neither LICENSOR nor LICENSEE nor any of its/their Affiliates, or, in the case of LICENSEE, its Affiliates, sublicensees and contract manufacturers, shall use a mark or name which is confusingly similar to any mark or name it is precluded from using pursuant to this Trademark License Agreement.

(c) Anything in this Trademark License Agreement to the contrary notwithstanding, LICENSEE's Affiliates shall have a license hereunder to use the word "Ralston" in their Trade Names on stationary, business cards and other physical materials to the extent now used, under the terms and conditions of this License, for the sole purpose of exhausting existing inventories of such materials, over a period not to extend beyond six  (6)  months  following  the  Effective  Date.

(d) All payments required to be made pursuant to this Trademark License Agreement shall be due and payable in United States currency thirty (30) days following the event giving rise to the obligation to make such payment.

(e) The parties agree not to do indirectly through, for example, their Affiliates, anything they are not allowed to do directly under this Trademark License Agreement.

RALSTON  PURINA  COMPANY                    AGRIBRANDS  INTERNATIONAL,  INC.


By:                                                                      By:
Name:                                                                    Name:
Title:                                                                  Title:
Date:_______________________                    Date:______________________

(Aglicns.doc)

                                  SCHEDULE A

                           Mark     Registration No.

CHOW
PURINA
Checkerboard










                                  SCHEDULE B

            Third-party Licenses and Undertakings to Third Parties






(AgriTMA.doc)